Exhibit 99.1

For Immediate Release
   NEWS RELEASE

Contacts:
Gastar Exploration Inc.
Michael A. Gerlich, Chief Financial Officer
713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:
Lisa Elliott / lelliott@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

GASTAR EXPLORATION ANNOUNCES
BORROWING BASE MAINTAINED AT $200 MILLION

HOUSTON, August 31, 2015 - Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar”) today announced that it has completed its second scheduled borrowing base redetermination of its revolving credit facility for 2015 and, as a result, the borrowing base has been reaffirmed by the lending participants at $200.0 million. Currently, Gastar has drawn $65.0 million under its revolving credit facility, resulting in $135.0 million of unused borrowing capacity. The next scheduled borrowing base redetermination is to occur by May 1, 2016.
Michael A. Gerlich, Gastar’s Chief Financial Officer, commented, “Our successful drilling activity in 2015 combined with our strong hedging program allowed us to maintain our borrowing base in a difficult commodity price environment. The available borrowings under this credit facility, along with our cash on hand and internally generated cash flow, will give Gastar more than adequate liquidity to fund our recently expanded 2015 capital expenditures budget and provide for a strong liquidity position as we enter 2016.”
About Gastar
Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. In Oklahoma, Gastar is developing the primarily oil-bearing reservoirs of the Hunton Limestone horizontal play and expects to test other prospective formations on the same acreage, including the Meramec Shale (middle Mississippi Lime) and the Woodford Shale, which Gastar refers to as the STACK Play. In West Virginia, Gastar is developing liquids-rich natural gas in the Marcellus Shale and has drilled and completed its first two successful dry gas Utica Shale/Point Pleasant wells on its acreage. For more information, visit Gastar's website at www.gastar.com.
Safe Harbor Statement
This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or fourth party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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